Exhibit 99.2

Devon Energy Announces Pricing of Tender Offers

12/19/2016

OKLAHOMA CITY—(BUSINESS WIRE)—Devon Energy Corporation (NYSE: DVN) (the “Company” or “Devon Energy”) today announced the consideration payable in connection with its previously announced tender offers (the “Tender Offers”) to purchase for cash up to an aggregate principal amount of the securities listed in the table below (collectively, the “Notes”) that would not result in the aggregate amount that all holders of the Notes are entitled to receive, excluding accrued and unpaid interest, for their Notes that are validly tendered and accepted for purchase in the Tender Offers, exceeding the Aggregate Maximum Repurchase Amount (as defined below). In addition, the Company has amended the Tender Offers to increase the previously announced Aggregate Maximum Repurchase Amount from $1 billion to such aggregate amount necessary to pay the Total Consideration (as defined below) for all of the Eligible Notes (as defined below) validly tendered and not validly withdrawn in the Tender Offers as of the Early Tender Date (as defined below), which Total Consideration is equal to approximately $1.1 billion (as amended, the “Aggregate Maximum Repurchase Amount”). All other terms of the Tender Offers, as previously announced, remain unchanged. The Tender Offers were made pursuant to the terms and conditions set forth in the offer to purchase, dated December 5, 2016 (the “Offer to Purchase”).

The table below sets forth the Total Consideration for the Notes with the seven highest acceptance priority levels (the “Eligible Notes”) that will be accepted for purchase.

Title of Security	CUSIP Number	Principal Amount Outstanding	Acceptance Priority Level	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread (a)	Early Tender Payment (a)(b)	Total Consideration (a)(b)
8.250% notes due 2018(c)	674812AK8	$28,311,000	1	1.00% UST due 11/30/18	FIT1	+65 bps	$30	$1,095.62
2.250% notes due 2018(d)	25179MAT0	$110,452,000	2	1.00% UST due 11/30/18	FIT1	+65 bps	$30	$1,006.85
6.300% notes due 2019(d)	25179MAH6	$198,481,000	3	1.00% UST due 11/15/19	FIT1	+95 bps	$30	$1,076.51
7.500% notes due 2027(c)	812007AE2	$150,000,000	4	2.00% UST due 11/15/26	FIT1	+180 bps	$30	$1,267.92
7.875% debentures due 2031(e)	25179SAD2	$1,250,000,000	5	2.25% UST due 8/15/46	FIT1	+210 bps	$30	$1,267.88
7.950% debentures due 2032(d)	251799AA0	$1,000,000,000	6	2.25% UST due 8/15/46	FIT1	+225 bps	$30	$1,263.83

Title of Security	CUSIP Number	Principal Amount Outstanding	Acceptance Priority Level	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread (a)	Early Tender Payment (a)(b)	Total Consideration (a)(b)
5.850% notes due 2025(d)	25179MAV5	$850,000,000	7	2.00% UST due 11/15/26	FIT1	+145 bps	$30	$1,135.40
4.000% notes due 2021(d)	25179MAK9	$500,000,000	8	1.75% UST due 11/30/21	FIT1	+125 bps	$30	—	(f)
5.600% notes due 2041(d)	25179MAL7	$1,250,000,000	9	2.25% UST due 8/15/46	FIT1	+235 bps	$30	—	(f)
3.250% notes due 2022(d)	25179MAP8	$1,000,000,000	10	1.75% UST due 11/30/21	FIT1	+150 bps	$30	—	(f)

(a)	The Total Consideration (as defined below) was calculated on the basis of pricing for the U.S. Treasury Reference Security as of 2:00 p.m., New York City time, on December 19, 2016, and includes the applicable Fixed Spread and Early Tender Payment set forth in the table above.
(b)	Per $1,000 principal amount.
(c)	Issuer: Devon OEI Operating, L.L.C.
(d)	Issuer: Devon Energy Corporation.
(e)	Issuer: Devon Financing Company, L.L.C.
(f)	Notes from such series will not be accepted for purchase by the Company.

The “Total Consideration” listed in the table above for each $1,000 principal amount of the Eligible Notes was determined at 2:00 p.m., New York City time, on December 19, 2016. Only holders of the Eligible Notes who validly tendered and did not validly withdraw such Eligible Notes at or prior to the previously announced early tender date and time of 5:00 p.m., New York City time, on December 16, 2016 (the “Early Tender Date”) are eligible to receive the Total Consideration for such Eligible Notes accepted for purchase.

The Company will accept for purchase all of the Eligible Notes that have been validly tendered and not validly withdrawn. Since the Total Consideration payable with respect to such Eligible Notes will equal the Aggregate Maximum Repurchase Amount, none of the tendered Notes from any other series will be accepted for purchase pursuant to the Tender Offers. Holders will also receive accrued and unpaid interest on the Eligible Notes validly tendered and accepted for purchase from the last interest payment date up to, but not including, the date the Company makes payment for such Eligible Notes, which date is anticipated to be December 20, 2016.

The Tender Offers will expire at 11:59 p.m., New York City time, on January 3, 2017, unless extended or earlier terminated. Because the Tender Offers have been fully subscribed as of the Early Tender Date, holders who tender Notes after the Early Tender Date will not have any of their Notes accepted for purchase. Any Notes tendered after the Early Tender Date, together with all Notes (other than the Eligible Notes) tendered at or prior to the Early Tender Date, will be returned to the holders thereof as described in the Offer to Purchase.

Devon Energy will fund the Tender Offers with the net proceeds from previously completed asset sales and financing transactions. The Tender Offers are being made to reduce the Company’s outstanding debt, including the debt of its subsidiaries. After giving effect to the purchase by the Company of the Notes validly tendered and accepted for purchase in the Tender Offers, the Company estimates that its total cash interest expense will be reduced by approximately $62 million on an annualized basis.

Information Relating to the Tender Offers

Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co., LLC and RBC Capital Markets, LLC are the Lead Dealer Managers for the Tender Offers and the Co-Dealer Managers are Credit Suisse Securities (USA) LLC, MUFG Securities Americas Inc., UBS

Securities LLC and Wells Fargo Securities, LLC. Investors with questions regarding the Tender Offers may contact Barclays Capital Inc. at (800) 438-3242 (toll-free) or (212) 528-7581 (collect), BofA Merrill Lynch at (888) 292-0070 (toll-free) or (980) 387-3907 (collect), Morgan Stanley at (800) 624-1808 (toll-free) or (212) 761-1057 (collect) or RBC Capital Markets, LLC at (877) 381-2099 (toll free) or (212) 618-7822 (collect). D.F. King & Co., Inc. is the tender and information agent for the Tender Offers and can be contacted at (800) 967-4617 (toll-free) or (212) 269-5550 (collect).

This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any of the Notes, and the Tender Offers do not constitute offers to buy or the solicitation of offers to sell the Notes in any jurisdiction or in any circumstances in which such offers or solicitations are unlawful. The full details of the Tender Offers are included in the Offer to Purchase. Holders of the Notes are strongly encouraged to read carefully the Offer to Purchase, including materials incorporated by reference therein, because it contains important information. The Offer to Purchase may be obtained from D.F. King & Co., Inc., free of charge, by calling toll-free at (800) 967-4617 (bankers and brokers can call collect at (212) 269-5550) or emailing dvn@dfking.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These risks include, but are not limited to, the Company’s ability to complete any of the Tender Offers and reduce its outstanding indebtedness and the other risks identified in the Offer to Purchase, the Company’s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

About Devon

Devon Energy is a leading independent energy company engaged in finding and producing oil and natural gas. Based in Oklahoma City and included in the S&P 500, Devon Energy operates in several of the most prolific oil and natural gas plays in the U.S. and Canada with an emphasis on a balanced portfolio. The Company is the second-largest oil producer among North American onshore independents. For more information, visit www.devonenergy.com.

Investor Contacts

Scott Coody, 405-552-4735

Chris Carr, 405-228-2496

Media Contact

John Porretto, 405-228-7506

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